                                 EXHIBIT 23(D)



                    CONSENT OF ABN AMRO CHICAGO CORPORATION





                                    CONSENT




THE COLONIAL BANCGROUP, INC.

        We hereby consent to the summarization of our fairness opinion letter and references to our firm under the captions "SUMMARY - Opinion of Financial Advisor" and "THE MERGER" and to the inclusion of such letter as an Appendix to the Proxy Statement - Prospectus which is part of this Registration Statement on Form S-4 of The Colonial BancGroup, Inc. By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in the Securities and Exchange Commission promulgated thereunder.


/S/ ABN AMRO CHICAGO CORPORATION

APRIL 25, 1997





                                       46